                                                                      Exhibit 11

                      DI INDUSTRIES, INC. AND SUBSIDIARIES

            COMPUTATION OF PRIMARY AND FULLY DILUTED LOSS PER SHARE
                      (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                Nine Months
                                 Year Ended       Ended           Year Ended
                                 December 31,    March 31,       December 31,
                                     1995          1994              1994
                                 ------------   ----------       ------------

Weighted average shares of
  common stock outstanding...    38,669          38,641          38,416

Stock options (treasury
  stock method)..............        --/(A)/         26 /(A)/         6 /(A)/
                                 ------        --------         -------

Weighted average shares for
  primary loss per
  share calculation..........    38,669          38,667          38,422

Stock options (treasury
  stock method)..............        --/(B)/        --/(B)/         --/(B)/

Weighted average shares for
  fully diluted loss
  per share calculation......    38,669         38,667          38,422
                                =======        =======         =======

Net loss....................   $(13,447)       $(2,209)        $(2,658)
                               =========       =======         =======

Loss per share:

    Primary.................   $   (.35)       $  (.06)        $ (.07)
                               =========       =======         ======

    Fully diluted............  $   (.35)       $  (.06)        $ (.07)
                               ========        =======         ======


Note: Reference is made to Note 1 to Consolidated Financial Statements regarding computation of per share amounts.

/(A)/ Included in accordance with Regulation S-K Item 601(b)(11) although not required to be provided for by Accounting Principles Board Opinion No. 15 because the effect is insignificant.

/(B)/ Closing price less than average price, therefore not included in accordance with Regulation S-K Item 601(b) (11).